Microfilm Number_______        Filed with the Department of State on JUL 20 1999
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Entity Number 2888377                             Km Pizzingrilli
              -------                             ------------------------------
                                                  Secretary of the Commonwealth

                            ARTICLES OF INCORPORATION
                             DSCB: 15-1306 (REV 88)

Indicate type of domestic corporation:

   X   Business-stock                        ____Professional
------  (15 Pa.C.S.ss.1306)                       (15 Pa.C.S.ss.2903)

        Business-nonstock                    ____Management
-------  (15 Pa.C.S.ss.2102)                       (15 Pa.C.S.ss.2702)

        Business-statutory close             ____Cooperative
-------  (15 Pa.C.S.ss.2303 if applicable)         (15 Pa.C.S.ss.7701)


1.  The name of the corporation is:   Pinnacle Foods, Inc.
This corporation is incorporated under the provisions of the Business Corporation Law of 1988.

2. The (a) address of this corporation's initial registered office in this Commonwealth or (b) commercial registered office provider and the county of venue is:

     (a) Suite 850, One Oxford Valley, Langhorne,  PA     19047    Bucks
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         Number of Street                City     State    Zip    County

     (b) _________________________________________________________________
         Name of Commercial Registered Office Provider            County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The aggregate number of shares authorized is: 12,000,000 @ 1(cent) par (other
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provisions, if any, attach 81/2 x 11 sheet)

4. The name and address, including number and street, if any, of each incorporator is:

     Name                        Address                  Signature       Date

     Lowell E. Mann      One Oxford Valley, Suite 850   _______________________
                         Langhorne, PA  19047


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5. The specified effective date, if any, is: __________________________________
                                             month   day   year    hour, if any

6.  Additional provisions of the articles, if any, attach an 8 1/2 x 11 sheet.

7. Statutory close corporation only: Neither the corporation nor any shareholder shall make an offering of any of its shares of any class that would constitute a "public offering" within the meaning of the Securities Act of 1933 (15 U.S.C.ss.77et seq.).

8. Business cooperative corporations only: (Complete and strike out inapplicable term) The common bond of membership among its members/shareholders is:______________________________________________________


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